                                                                    EXHIBIT 4.04

                                                                      NO. ______

                               APTEX SOFTWARE INC.

                           1996 EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT


               This Stock Option Agreement (this "AGREEMENT") is made and entered into as of the date of grant set forth below (the "DATE OF GRANT") by and between Aptex Software Inc., a California corporation (the "COMPANY"), and the participant named below ("PARTICIPANT"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company's 1996 Equity Incentive Plan (the "PLAN").

PARTICIPANT:
                                      ----------------------------------
SOCIAL SECURITY NUMBER:
                                      ----------------------------------
ADDRESS:
                                      ----------------------------------

                                      ----------------------------------

TOTAL OPTION SHARES:
                                      ----------------------------------
EXERCISE PRICE PER SHARE:
                                      ----------------------------------
DATE OF GRANT:
                                      ----------------------------------
FIRST VESTING DATE:
                                      ----------------------------------
EXPIRATION DATE:
                                      ----------------------------------
TYPE OF STOCK OPTION
(CHECK ONE):                          [   ] INCENTIVE STOCK OPTION
                                      [   ] NONQUALIFIED STOCK OPTION

             1. GRANT OF OPTION. The Company hereby grants to Participant an option (this "OPTION") to purchase the total number of shares of Common Stock of the Company set forth above (the "SHARES") at the Exercise Price Per Share set forth above (the "EXERCISE PRICE"), subject to all of the terms and conditions of this Agreement and the Plan. If designated as an Incentive Stock Option above, this Option is intended to qualify as an "incentive stock option" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

             2.     EXERCISE PERIOD.

                    2.1 EXERCISE PERIOD OF OPTION. Provided Participant continues to provide services to the Company or any Subsidiary or Parent of the Company and subject to earlier termination of this Option as provided in Section 8 below or Section 22 of the Plan, this Option will become vested and exercisable as to portions of the Shares as follows: (a) this Option shall not vest nor be exercisable with respect to any of the Shares until ___________, ____ (the "FIRST VESTING DATE"); (b) on the First Vesting Date, this Option will become vested and exercisable as to 25% of the Shares; and (c) thereafter, at the end of each full succeeding month, this Option will become vested and exercisable as to an additional 2.0833% of the Shares until this Option is vested and exercisable as to 100% of the Shares. If application of the vesting percentage causes a fractional share, such share shall be rounded up to the nearest whole share.

                    2.2 VESTING OF OPTION. Shares that are vested pursuant to the schedule set forth in Section 2.1 are "VESTED SHARES". Shares that are not vested pursuant to the schedule set forth in Section 2.1 are "UNVESTED SHARES". Only Vested Shares may be exercised.

                    2.3 EXPIRATION. This Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date.

             3.     TERMINATION.

                    3.1 TERMINATION FOR ANY REASON EXCEPT DEATH OR DISABILITY. If Participant is Terminated for any reason, except death or Disability, this Option, to the extent (and only to the extent) that it would have been exercisable by Participant on the Termination Date, may be exercised by Participant no later than three (3) months after the Termination Date, but in any event no later than the Expiration Date.

                    3.2 TERMINATION BECAUSE OF DEATH OR DISABILITY. If Participant is Terminated because of death or Disability of Participant (or Participant dies within three (3) months after Termination other than because of Participant's death or Disability), this Option, to the extent that it is exercisable by Participant on the Termination Date, may be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the Expiration Date. Any exercise beyond three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or disability, within the meaning of Section 22(e)(3) of the Code is deemed to be the exercise of an NQSO.

                    3.3 NO OBLIGATION TO EMPLOY. Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company, or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

             4.     MANNER OF EXERCISE.

                    4.1 STOCK OPTION EXERCISE AGREEMENT. To exercise this Option, Participant (or in the case of exercise after Participant's death or incapacity, Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the "EXERCISE AGREEMENT"), which shall set forth, inter alia, Participant's election to exercise this Option, the number of Shares being purchased, the restrictions imposed on the Shares being purchased pursuant to the provisions of Section 22 of the Plan and the other restrictions, if any, imposed on the Shares purchased under such Exercise Agreement and such representations and agreements regarding Participant's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

                    4.2 LIMITATIONS ON EXERCISE. This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. This Option may not be exercised as to fewer than one hundred (100) Shares unless it is exercised as to all Shares as to which this Option is then exercisable.

                    4.3 PAYMENT. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the shares being purchased in cash (by check), or where permitted by law:

             (a) by cancellation of indebtedness of the Company to the Participant;

             (b) by surrender of shares of the Company's Common Stock that either: (1) have been owned by Participant for more than six
                    (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the open public market; and (3) are clear of all liens, claims, encumbrances or security interests;

             (c) by waiver of compensation that the Company does not dispute to be due or accrued to Participant for services rendered to the Company;

             (d) provided that a public market for the Company's stock exists, (1) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby Participant irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company, or (2) through a "margin" commitment from -- Participant and an NASD Dealer whereby Participant irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

             (e)    by any combination of the foregoing.

                    4.4 TAX WITHHOLDING. Prior to the issuance of the Shares upon exercise of this Option, Participant must pay or provide for any applicable federal, state and local withholding obligations of the Company. If the Committee permits, Participant may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

                    4.5 ISSUANCE OF SHARES. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant's authorized assignee, or Participant's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

             5. NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If this Option is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (a) the date two
(2) years after the Date of Grant, and (b) the date one (1) year after transfer of such Shares to Participant upon exercise of this Option, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to Participant.

             6. COMPLIANCE WITH LAWS AND REGULATIONS RESTRICTIONS ON SHARES. The Plan and this Agreement are intended to comply with Section 25102(o) of the California Corporations Code. Any provision of this Agreement which is inconsistent with Section 25102(o) shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 25102(o). The exercise of this Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance. Participant also understands that this Agreement imposes: (a) contractual restrictions on Participant's ability to transfer, pledge or encumber the Shares received on exercise of this Option and (b) contractual options that may require Participant to (i) surrender and release this Option and all rights of Participant under this Option and (ii) sell the Shares back to the Company, HNC or others on terms and conditions set forth in this Agreement and the Plan.

             7. NONTRANSFERABILITY OF OPTION. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Participant.

             8. GENERAL REPURCHASE OPTION. Participant agrees with the Company and with HNC that, as provided in the Plan, at any time during the Repurchase Period (as that term is defined in Section 22 of the Plan) HNC shall have the right, at its sole option, (a) to repurchase all (but not less than all) of the Shares issued under this Option at the Share Repurchase Price (as that term is defined in Section 22 of the Plan); and (b) to cause and compel Participant to forever and irrevocably entirely surrender and release this Option and all rights of Participant under this Option so that this Option and all rights of Participant under this Option (including without limitation Participant's right and option to purchase Shares under this Option) shall be fully terminated and cancelled in consideration of HNC's payment to Participant of the Option Repurchase Price (as that term is defined in Section 22 of the Plan), all in accordance with the provisions of this Section 8 and the provisions of the Plan, specifically including the provisions of Section 22 of the Plan entitled "General Repurchase Option" (the "GENERAL REPURCHASE OPTION").

                    8.1 ACKNOWLEDGMENT AND AGREEMENT. PARTICIPANT HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT:

             (a) PARTICIPANT HAS READ AND UNDERSTANDS THE PLAN (INCLUDING WITHOUT LIMITATION THE PROVISIONS OF SECTION 22 OF THE PLAN REGARDING THE GENERAL REPURCHASE OPTION, THE DEFINITION OF THE "REPURCHASE PERIOD" AND THE PROVISIONS OF THE PLAN REGARDING THE DETERMINATION OF (I) THE "SHARE REPURCHASE

                    PRICE" AT WHICH THE SHARES ISSUED UNDER THIS OPTION MAY BE PURCHASED PURSUANT TO THE GENERAL REPURCHASE OPTION AND (II) THE "OPTION REPURCHASE PRICE" AT WHICH THE GENERAL REPURCHASE OPTION MAY BE EXERCISED TO CANCEL AND CAUSE THE SURRENDER AND RELEASE OF THIS OPTION);

             (B) A COPY OF THE PLAN IS ATTACHED AS EXHIBIT 4 TO THE EXERCISE AGREEMENT, WHICH IS ATTACHED HERETO AS EXHIBIT A TO THIS AGREEMENT, AND THE PROVISIONS OF THE PLAN (INCLUDING WITHOUT LIMITATION THE PROVISIONS OF SECTION 22 OF THE PLAN REGARDING THE GENERAL REPURCHASE OPTION) ARE INCORPORATED BY REFERENCE IN THIS AGREEMENT AND FORM PART OF THE PROVISIONS OF THIS AGREEMENT; AND

             (C) PARTICIPANT, THIS OPTION AND THE SHARES ISSUED UNDER THIS OPTION ARE BOUND BY THE GENERAL REPURCHASE OPTION AND THE PROVISIONS OF THE PLAN (INCLUDING WITHOUT LIMITATION THE PROVISIONS OF SECTION 22 OF THE PLAN REGARDING THE GENERAL REPURCHASE OPTION).

                    8.2 GENERAL REPURCHASE OPTION PREVAILS. In case of any inconsistency or conflict between the Company's attempted exercise of the Right of First Refusal under Section 9 hereof, and HNC's attempted exercise of the General Repurchase Option granted under this Section 8 and under Section 22 of the Plan, the General Repurchase Option shall supersede, govern and prevail and the Right of First Refusal may not be exercised to the extent it is inconsistent or in conflict with HNC's rights or ability to exercise the General Repurchase Option. The exercise by the Company (but not its assignees) of the Right of First Refusal that results in the Company's repurchase and reacquisition of Shares at a time when the General Repurchase Option is not being exercised will not be deemed inconsistent or in conflict with the General Repurchase Option.

                    8.3 TERM. The termination of Participant's relationship with the Company for any reason shall not terminate the General Repurchase Option and shall have no effect whatsoever on the General Repurchase Option, which shall remain in full force and effect in accordance with its terms with respect to any of the Shares.

                    8.4 CONSTRUCTION. The parties acknowledge and agree that the provisions of this Section 8 have been included in this Agreement in order to carry out the provisions of Section 22 of the Plan regarding HNC's General Repurchase Option (the "PLAN REPURCHASE OPTION PROVISIONS"). Accordingly, in case of any conflict or inconsistency between the provisions of this Section 8 and the Plan Repurchase Option Provisions, the provisions of this Section 8 shall be construed and interpreted in a manner consistent with the terms, conditions, construction and interpretation of the Plan Repurchase Option Provisions.

             9. RIGHT OF FIRST REFUSAL. Shares that are subject to the General Repurchase Option ("OPTION SHARES") may not be transferred by Participant without HNC's prior written consent unless the transferee who acquires such Option Shares first agrees, in a writing that is reasonably satisfactory to HNC and that is signed by HNC and such transferee, that the General Repurchase Option and the restrictions and provisions of this Section 9 shall continue to apply to and bind all such Option Shares in the hands of such transferee and its transferees, successors and assigns. As used herein, the term "TRANSFERABLE SHARES" means Shares that either (i) are not Option Shares or (ii) are Option Shares as to which HNC has given Participant HNC's prior written consent to transfer in accordance with the foregoing provisions of this Section. Subject to the foregoing provisions of this Section and the terms and conditions of this Agreement and the Plan, before any Transferable Shares held by Participant or any transferee of such Shares (either being sometimes referred to herein as the "HOLDER") may be sold or otherwise transferred (including without limitation a transfer by gift or operation of law), the Company and/or its assignee(s) shall have a right of first refusal to purchase the Transferable Shares to be sold or transferred (the "OFFERED SHARES") on the terms and conditions set forth in this Section (the "RIGHT OF FIRST REFUSAL").

                    9.1 NOTICE OF PROPOSED TRANSFER. The Holder of the Offered Shares will deliver to the Company a written notice (the "NOTICE") stating: (i) the Holder's bona fide intention to sell or otherwise transfer the Offered Shares; (ii) the name of each proposed purchaser or other transferee of any Offered Shares ("PROPOSED TRANSFEREE"); (iii) the number of Offered Shares to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Shares (the "OFFERED PRICE"); and (v) that the Holder will offer to sell the Offered Shares to the Company and/or its assignee(s) at the Offered Price as provided in this Section.

                    9.2 EXERCISE OF RIGHT OF FIRST REFUSAL. At any time within thirty (30) days after the date of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all (but not less than all) of the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price determined in accordance with subsection 9.3 below.

                    9.3 PURCHASE PRICE. The purchase price for the Offered Shares purchased under this Section will be the Offered Price. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration as determined in good faith by the Company's Board of Directors will conclusively be deemed to be the cash equivalent value of such non-cash consideration.

                    9.4 PAYMENT. Payment of the purchase price for Offered Shares will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by any combination thereof. The purchase price will be paid without interest within sixty (60) days after the Company's receipt of the Notice, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice.

                    9.5 HOLDER'S RIGHT TO TRANSFER. If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Offered Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, and provided further, that: (i) any such sale or other transfer is effected in compliance with all applicable securities laws; and (ii) the Proposed Transferee agrees in writing that the provisions of this Section will continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not transferred to the Proposed Transferee within such 120 day period, then a new Notice must be given to the Company, and the Company will again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

                    9.6 EXEMPT TRANSFERS. Notwithstanding anything to the contrary in this Section, the following transfers of Shares will be exempt from the Right of First Refusal: (i) the transfer of any or all of the Shares during Participant's lifetime by gift or on Participant's death by will or intestacy to Participant's "immediate family" (as defined below) or to a trust for the benefit of Participant or Participant's immediate family, provided that each transferee or other recipient agrees in a writing satisfactory to the Company and HNC that the General Repurchase Option set forth in Section 8 (if such General Repurchase Option has not expired by its terms) and the provisions of this Section will continue to apply to the transferred Shares in the hands of such transferee or other recipient; (ii) any transfer of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the Right of First Refusal will continue to apply thereafter to such Shares, in which case the surviving corporation of such merger or consolidation shall succeed to the rights or the Company under this Section unless the agreement of merger or consolidation expressly otherwise provides); or (iii) any transfer of Shares pursuant to the winding up and dissolution of the Company. As used herein, the term "IMMEDIATE FAMILY" will mean Participant's spouse, lineal descendant or antecedent, father, mother, brother or sister, adopted child or grandchild, or the spouse of any child, adopted child, grandchild or adopted grandchild of Participant.

                    9.7 TERMINATION OF RIGHT OF FIRST REFUSAL. The Right of First Refusal will terminate as to all Shares on the effective date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the 1933 Act (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan).

                    9.8 ENCUMBRANCES ON TRANSFERABLE SHARES. Participant may grant a lien or security interest in, or pledge, hypothecate or encumber Transferable Shares only with the prior written consent of the Company and (if the General Repurchase Option has not terminated) HNC, and only if each party to whom such lien or security interest is granted, or to whom such pledge, hypothecation or other encumbrance is made, agrees in a writing satisfactory to the Company and (so long as the General Repurchase Option has not terminated) HNC that (i) such lien, security interest, pledge, hypothecation or encumbrance will not apply to such Transferable Shares after they are acquired by the Company and/or its assignees pursuant to the Right of First Refusal set forth in this Section or by HNC pursuant to the General Repurchase Option set forth in
Section 8; and (ii) the provisions of this Section and Section 8 will continue to apply to such Transferable Shares in the hands of such party and any transferee of such party. Participant may not grant a lien or security interest in, or pledge, hypothecate or encumber, any Shares that are not Transferable Shares.

             10. TAX CONSEQUENCES. Set forth below is a brief summary as of the Effective Date of the Plan of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

                    10.1 EXERCISE OF ISO. If this Option qualifies as an ISO, there will be no regular federal or California income tax liability upon the exercise of this Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal income tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.

                    10.2 EXERCISE OF NONQUALIFIED STOCK OPTION. If this Option does not qualify as an ISO, there may be a regular federal and California income tax liability upon the exercise of this Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                    10.3 DISPOSITION OF SHARES. If the Shares are held for more than twelve (12) months after the date of issuance of the Shares pursuant to the exercise of this Option and, in the case of an ISO, are disposed of more than two years after the Date of Grant, any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes. If Shares purchased under an ISO are disposed of within the applicable one year or two year period, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. The Company may be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

             11. PRIVILEGES OF STOCK OWNERSHIP. Participant shall not have any of the rights of a shareholder with respect to any Shares until the Shares are issued to Participant.

             12. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

             13. ENTIRE AGREEMENT. The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

             14. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile, rapifax or telecopier.

             15. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement, including its rights to repurchase Shares under the Right of First Refusal. Such rights may be assigned, without limitation, to HNC. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company and (to the extent applicable) HNC. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Participant and Participant's heirs, executors, administrators, successors and assigns. HNC's rights under the General Repurchase Option may be assigned to any corporation with whom HNC is merged or consolidated with or into in any consolidation, merger or similar business combination or to whom HNC sells or transfers all or substantially all its assets.

             16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

             17. AMENDMENT; WAIVER. This Agreement may be amended and modified only by a writing executed by the Company and Participant; provided, however, that no provision of this Agreement affecting (or potentially affecting) the General Repurchase Option or any other rights (or potential rights) of HNC hereunder in any manner may be amended or modified in any respect without the prior written consent of HNC, which may be withheld in HNC's sole discretion. No rights of the Company, Participant or HNC may be waived except by a writing executed by the party against whom such waiver is asserted.

             18. HNC THIRD PARTY BENEFICIARY STATUS. The parties acknowledge and agree that the provisions of this Agreement are being made for the benefit of HNC and that HNC is an intended third party beneficiary of this Agreement, entitled to enforce all the terms and conditions of this Agreement (including but not limited to the provisions of Section 8, Section 9, Section 15, Section 17, this Section 18 and any other provisions related thereto) against the Company and Participant and their respective successors and assigns, to the same extent that HNC could if HNC were a party and signatory to this Agreement.

             19. ACCEPTANCE. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares issued under this Option and that Participant should consult a tax adviser prior to such exercise or disposition.


                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Participant has executed this Agreement in duplicate as of the date set forth below.

COMPANY                                PARTICIPANT
Aptex Software Inc.

By:
   -------------------------------     -----------------------------------------
                                       (Signature)

----------------------------------     -----------------------------------------
(Please print name)                    (Please print name)

----------------------------------
(Please print title)

----------------------------------
(Date)


                  [SIGNATURE PAGE TO 1996 EQUITY INCENTIVE PLAN
                             STOCK OPTION AGREEMENT]

                                    EXHIBIT A
                                                                      NO. ______
                              APTEX SOFTWARE, INC.

                           1996 EQUITY INCENTIVE PLAN

                         STOCK OPTION EXERCISE AGREEMENT


      This Exercise Agreement is made and entered into as of ______________, _____ (the "EFFECTIVE DATE") by and between Aptex Software, Inc., a California corporation (the "COMPANY"), and the purchaser named below (the "PURCHASER"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company's 1996 Equity Incentive Plan (the "PLAN").

PURCHASER:                            ----------------------------------

SOCIAL SECURITY NUMBER:               ----------------------------------

ADDRESS:                              ----------------------------------


TOTAL NUMBER OF SHARES:               ----------------------------------

EXERCISE PRICE PER SHARE:             ----------------------------------

TOTAL EXERCISE PRICE:                 ----------------------------------

OPTION NO. ___ DATE OF GRANT:         ----------------------------------

TYPE OF OPTION:                       [    ]  INCENTIVE STOCK OPTION

                                      [    ]  NONQUALIFIED STOCK OPTION

             1.     EXERCISE OF OPTION.

                    1.1 EXERCISE. Pursuant to exercise of that certain option ("OPTION") granted to Purchaser under the Plan and subject to the terms and conditions of this Agreement, Purchaser hereby purchases from the Company, and the Company hereby sells to Purchaser, the total number of shares set forth above ("SHARES") of the Company's Common Stock at the Exercise Price Per Share set forth above ("EXERCISE PRICE"). As used in this Agreement, the term "SHARES" refers to the Shares purchased under this Exercise Agreement and includes all securities received (a) in replacement of the Shares, (b) as a result of stock dividends or stock splits with respect to the Shares, and (c) all securities received in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

                    1.2 TITLE TO SHARES. The exact spelling of the name(s) under which Purchaser will take title to the Shares is:.

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

Purchaser desires to take title to the Shares as follows:
[ ] Individual, as separate property
[ ] Husband and wife, as community property
[ ] Joint Tenants
[ ] Alone or with spouse as trustee(s) of the following trust (including date):

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

[  ]  Other; please specify:
                            ----------------------------------------------------

          ----------------------------------------------------------------------

                    1.3 PAYMENT. Purchaser hereby delivers payment of the Exercise Price in the manner permitted in the Stock Option Agreement as follows (check and complete as appropriate):

             [ ] in cash in the amount of $____________, receipt of which is acknowledged by the Company;

             [ ] by cancellation of indebtedness of the Company to Purchaser in the amount of $__________;

             [ ] by delivery of _________ fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Purchaser for at least six (6) months prior to the date hereof which have been paid for within the meaning of SEC Rule 144, (if purchased by use of a promissory note, such note has been fully paid with respect to such vested shares), or obtained by Purchaser in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $___________ per share;

             [ ] by the waiver hereby of compensation due or accrued for services rendered in the amount of $_________.

             2.     DELIVERY.

                    2.1 DELIVERIES BY PURCHASER. Purchaser hereby delivers to the Company (i) this Exercise Agreement, (ii) two (2) copies of a blank Stock Power and Assignment Separate from Stock Certificate in the form of Exhibit 1 attached hereto (the "STOCK POWERS"), both executed by Purchaser (and Purchaser's spouse, if married), (iii) if Purchaser is married, a Consent of Spouse in the form of Exhibit 2 attached hereto (the "SPOUSE CONSENT") executed by Purchaser's spouse, and (iv) the Exercise Price.

                    2.2 DELIVERIES BY THE COMPANY. Upon its receipt of the Exercise Price and all the documents to be executed and delivered by Purchaser to the Company under Section 2.1, the Company will issue a duly executed stock certificate evidencing the Shares in the name of Purchaser, to be placed in escrow as provided in Section 11 until expiration or termination of the Company's Right of First Refusal and HNC's General Repurchase Option described in Sections 9 and 8, respectively.

             3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Company that:

                    3.1 AGREES TO TERMS OF THE PLAN. Purchaser has received a copy of the Plan and the Stock Option Agreement, has read and understands the terms of the Plan, the Stock Option Agreement and this Exercise Agreement, and agrees to be bound by their terms and conditions. Purchaser acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares, and that Purchaser should consult a tax adviser prior to such exercise or disposition.

                    3.2 PURCHASE FOR OWN ACCOUNT FOR INVESTMENT. Purchaser is purchasing the Shares for Purchaser's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchaser has any beneficial ownership of any of the Shares.

                    3.3 ACCESS TO INFORMATION. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Company's representatives concerning such matters and this investment.

                    3.4 UNDERSTANDING OF RISKS. Purchaser is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Shares. Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser's own interests in this transaction and is financially capable of bearing a total loss of this investment.

                    3.5 NO GENERAL SOLICITATION. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

             4. COMPLIANCE WITH SECURITIES LAWS.

                    4.1 COMPLIANCE WITH FEDERAL SECURITIES LAWS. Purchaser understands and acknowledges that the Shares have not been registered with the Securities and Exchange Commission ("SEC") under the Securities Act and that, notwithstanding any other provision of the Stock Option Agreement to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. Purchaser agrees to cooperate with the Company to ensure compliance with such laws. The Shares are being issued under the Securities Act pursuant to the exemption provided by SEC Rule 701.

                    4.2 COMPLIANCE WITH CALIFORNIA SECURITIES LAWS. THE PLAN, THE STOCK OPTION AGREEMENT, AND THIS AGREEMENT ARE INTENDED TO COMPLY WITH
SECTION 25102(O) OF THE CALIFORNIA CORPORATIONS CODE. ANY PROVISION OF THIS AGREEMENT WHICH IS INCONSISTENT WITH SECTION 25102(O) SHALL, WITHOUT

FURTHER ACT OR AMENDMENT BY THE COMPANY OR THE BOARD, BE REFORMED TO COMPLY WITH THE REQUIREMENTS OF SECTION 25102(O). THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS EXERCISE AGREEMENT, IF NOT YET QUALIFIED WITH THE CALIFORNIA COMMISSIONER OF CORPORATIONS AND NOT EXEMPT FROM SUCH QUALIFICATION, IS SUBJECT TO SUCH QUALIFICATION, AND THE ISSUANCE OF SUCH SECURITIES, AND THE RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE IS EXEMPT. THE RIGHTS OF THE PARTIES TO THIS EXERCISE AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION BEING AVAILABLE.

             5.     RESTRICTED SECURITIES.

                    5.1 NO TRANSFER UNLESS REGISTERED OR EXEMPT. Purchaser understands that Purchaser may not transfer any Shares unless such Shares are registered under the Securities Act or qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Purchaser understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares. Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit Purchaser to transfer all or any of the Shares in the amounts or at the times proposed by Purchaser. Purchaser also understands that, in addition to the above securities law restrictions, this Agreement imposes: (i) contractual restrictions on Purchaser's ability to transfer, pledge or encumber the Shares, and (ii) contractual options that may require Purchaser to sell the Shares back to the Company, HNC or others on the terms and conditions set forth in this Agreement and in the Plan.

                    5.2 SEC RULE 144. In addition, Purchaser has been advised that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of two years, and in certain cases three years, after they have been purchased and paid for (within the meaning of Rule 144). Purchaser understands that Rule 144 may indefinitely restrict transfer of the Shares if and for so long as Purchaser remains an "affiliate" of the Company or if "current public information" about the Company (as defined in Rule 144) is not publicly available.

                    5.3 SEC RULE 701. Under the currently effective provisions of Rule 701 promulgated by the SEC under the 1933 Act, the Shares will become freely tradable by Purchaser (if Purchaser not then an affiliate of the Company), subject to limited conditions regarding the method of sale, ninety
(90) days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC, subject to the lengthier market standoff agreement contained in this Agreement or in any other agreement entered into by Purchaser. Under such Rule 701, if Purchaser is an affiliate of the Company, then Purchaser must comply with the provisions (other than the holding period requirements) of Rule 144 in reselling Shares.

             6.     RESTRICTIONS ON TRANSFERS.

                    6.1 DISPOSITION OF SHARES. Purchaser hereby agrees that Purchaser shall make no disposition of the Shares (other than as permitted by this Agreement) unless and until:

                    (a) Purchaser shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

                    (b) Purchaser shall have complied with all requirements of this Exercise Agreement applicable to the disposition of the Shares;

                    (c) Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to counsel for the Company, that (i) the proposed disposition does not require registration of the Shares under the Securities Act or (ii) all appropriate action necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) has been taken; and

                    (d) Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to the provisions of the Commissioner Rules identified in Section 4.2.

                    6.2 RESTRICTION ON TRANSFER. Purchaser shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Shares which are subject to the Company's Right of First Refusal or HNC's General Repurchase Option, except as permitted by this Agreement.

                    6.3 TRANSFEREE OBLIGATIONS. Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in this Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Exercise Agreement and that the transferred shares are subject to: (i) both Company's Right of First Refusal and HNC's General Repurchase Option granted hereunder and (ii) the market stand-off provisions of Section 7, to the same extent such shares would be so subject if retained by the Purchaser.

             7. MARKET STANDOFF AGREEMENT. Purchaser agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any public offering of the Company's securities, Purchaser will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify.

             8. GENERAL REPURCHASE OPTION. Purchaser agrees with the Company and with HNC that, as provided in the Plan (and in addition to the Right of First Refusal), at any time during the Repurchase Period, HNC shall have the right, at its sole option, to repurchase all (but not less than all) of the Shares at the Share Repurchase Price in accordance with the provisions of this Section 8 and the provisions of the Plan, specifically including the provisions of Section 22 of the Plan entitled "General Repurchase Option" (the "GENERAL REPURCHASE OPTION").

                      8.1 ACKNOWLEDGMENT AND AGREEMENT. PURCHASER HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT:

               (a) PURCHASER HAS READ AND UNDERSTANDS THE PLAN (INCLUDING WITHOUT LIMITATION THE PROVISIONS OF SECTION 22 OF THE

                      PLAN REGARDING THE GENERAL REPURCHASE OPTION, THE DEFINITION OF THE "REPURCHASE PERIOD" AND THE PROVISIONS OF THE PLAN REGARDING THE DETERMINATION OF THE "SHARE REPURCHASE PRICE" AT WHICH THE SHARES MAY BE PURCHASED PURSUANT TO THE GENERAL REPURCHASE OPTION);

               (b) A COPY OF THE PLAN IS ATTACHED AS EXHIBIT 1 TO THIS AGREEMENT AND THE PROVISIONS OF THE PLAN (INCLUDING WITHOUT LIMITATION THE PROVISIONS OF SECTION 22 OF THE PLAN REGARDING THE GENERAL REPURCHASE OPTION) ARE INCORPORATED BY REFERENCE IN THIS AGREEMENT AND FORM PART OF THE PROVISIONS OF THIS AGREEMENT; AND

               (c) PURCHASER AND THE SHARES ARE BOUND BY THE GENERAL REPURCHASE OPTION AND THE PROVISIONS OF THE PLAN (INCLUDING WITHOUT LIMITATION THE PROVISIONS OF SECTION 22 OF THE PLAN REGARDING THE GENERAL REPURCHASE OPTION).

             8.2 GENERAL REPURCHASE OPTION PREVAILS. In case of any inconsistency or conflict between the Company's attempted exercise of the Right of First Refusal under Section 9 hereof, and HNC's attempted exercise of the General Repurchase Option granted under this Section 8 and under Section 22 of the Plan, the General Repurchase Option shall supersede, govern and prevail and the Right of First Refusal may not be exercised to the extent it is inconsistent or in conflict with HNC's rights or ability to exercise the General Repurchase Option. The exercise by the Company (but not its assignees) of a right of first refusal that results in the Company's repurchase and reacquisition of Shares at a time when the General Repurchase Option is not being exercised will not be deemed inconsistent or in conflict with the General Repurchase Option.

                    8.3 TERM. The termination of Purchaser's employment with the Company for any reason shall not terminate the General Repurchase Option and shall have no effect whatsoever on the General Repurchase Option, which shall remain in full force and effect in accordance with its terms with respect to any of the Shares.

                    8.4 CONSTRUCTION. The parties acknowledge and agree that the provisions of this Section 6 have been included in this Agreement in order to carry out the provisions of Section 22 of the Plan regarding HNC's General Repurchase Option (the "PLAN REPURCHASE OPTION PROVISIONS"). Accordingly, in case of any conflict or inconsistency between the provisions of this Section 8 and the Plan Repurchase Option Provisions, the provisions of this Section 8 shall be construed and interpreted in a manner consistent with the terms, conditions, construction and interpretation of the Plan Repurchase Option Provisions.

             9. COMPANY'S RIGHT OF FIRST REFUSAL. Shares that are subject to the General Repurchase Option ("OPTION SHARES") may not be transferred by Purchaser without HNC's prior written consent unless the transferee who acquires such Option Shares first agrees, in a writing that is reasonably satisfactory to HNC and that is signed by HNC and such transferee, that the General Repurchase Option and the restrictions and provisions of this sentence shall continue to apply to and bind all such Option Shares in the hands of such transferee and its transferees, successors and assigns. As used herein, the term "TRANSFERABLE SHARES" means Shares that either (i) are not Option Shares, or (ii) are Option Shares as to which HNC has given Purchaser HNC's prior written consent to transfer in accordance with the foregoing provisions of this Section. Subject to the foregoing provisions of this Section and the terms and conditions of this Agreement and the Plan, before any Transferable Shares held by Purchaser or any transferee of such Shares (either being sometimes referred to herein as the "HOLDER") may be sold or otherwise transferred (including without limitation a transfer by gift or operation of law), the Company and/or its assignee(s) shall have a right of first refusal to purchase the Transferable Shares to be sold or transferred (the "OFFERED SHARES") on the terms and conditions set forth in this Section (the "RIGHT OF FIRST REFUSAL").

                    9.1 NOTICE OF PROPOSED TRANSFER. The Holder of the Offered Shares will deliver to the Company a written notice (the "NOTICE") stating: (i) the Holder's bona fide intention to sell or otherwise transfer the Offered Shares; (ii) the name of each proposed purchaser or other transferee of any Offered Shares ("PROPOSED TRANSFEREE"); (iii) the number of Offered Shares to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Shares (the "OFFERED PRICE"); and (v) that the Holder will offer to sell the Offered Shares to the Company and/or its assignee(s) at the Offered Price as provided in this Section.

                    9.2 EXERCISE OF RIGHT OF FIRST REFUSAL. At any time within thirty (30) days after the date of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all (but not less than all) of the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price determined in accordance with subsection (c) below.

                    9.3 PURCHASE PRICE. The purchase price for the Offered Shares purchased under this Section will be the Offered Price. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration as determined in good faith by the Company's Board of Directors will conclusively be deemed to be the cash equivalent value of such non-cash consideration.

                    9.4 PAYMENT. Payment of the purchase price for Offered Shares will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by any combination thereof. The purchase price will be paid without interest within sixty (60) days after the Company's receipt of the Notice, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice.

                    9.5 HOLDER'S RIGHT TO TRANSFER. If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Offered Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, and provided further, that: (i) any such sale or other transfer is effected in compliance with all applicable securities laws; and (ii) the Proposed Transferee agrees in writing that the provisions of this Section will continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not transferred to the Proposed Transferee within such 120 day period, then a new Notice must be given to the Company, and the Company will again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

                    9.6 EXEMPT TRANSFERS. Notwithstanding anything to the contrary in this Section, the following transfers of Shares will be exempt from the Right of First Refusal: (i) the transfer of any or all of the Shares during Purchaser's lifetime by gift or on Purchaser's death by will or intestacy to Purchaser's "immediate family" (as defined below) or to a trust for the benefit of Purchaser or Purchaser's immediate family, provided that each transferee or other recipient agrees in a writing satisfactory to the Company and HNC that the General Repurchase Option set forth in Section 8 (if such

General Repurchase Option has not expired by its terms) and the provisions of this Section will continue to apply to the transferred Shares in the hands of such transferee or other recipient; (ii) any transfer of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the Right of First Refusal will continue to apply thereafter to such Shares, in which case the surviving corporation of such merger or consolidation shall succeed to the rights or the Company under this Section unless the agreement of merger or consolidation expressly otherwise provides); or (iii) any transfer of Shares pursuant to the winding up and dissolution of the Company. As used herein, the term "IMMEDIATE FAMILY" will mean Purchaser's spouse, lineal descendant or antecedent, father, mother, brother or sister, adopted child or grandchild, or the spouse of any child, adopted child, grandchild or adopted grandchild of Purchaser.

                    9.7 TERMINATION OF RIGHT OF FIRST REFUSAL. The Right of First Refusal will terminate as to all Shares on the effective date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the 1933 Act (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan).

                    9.8 ENCUMBRANCES ON TRANSFERABLE SHARES. Purchaser may grant a lien or security interest in, or pledge, hypothecate or encumber Transferable Shares only with the prior written consent of the Company and (if the General Repurchase Option has not terminated) HNC, and only if each party to whom such lien or security interest is granted, or to whom such pledge, hypothecation or other encumbrance is made, agrees in a writing satisfactory to the Company and (so long as the General Repurchase Option has not terminated) HNC that (i) such lien, security interest, pledge, hypothecation or encumbrance will not apply to such Transferable Shares after they are acquired by the Company and/or its assignees pursuant to the Right of First Refusal set forth in this Section or by HNC pursuant to the General Repurchase Option set forth in Section 8; and (ii) the provisions of this Section 9 will continue to apply to such Transferable Shares in the hands of such party and any transferee of such party. Purchaser may not grant a lien or security interest in, or pledge, hypothecate or encumber, any Shares that are not Transferable Shares.

             10. RIGHTS AS SHAREHOLDER. Subject to the terms and conditions of this Agreement and the Plan, Purchaser will have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Purchaser delivers payment of the Exercise Price to the Company until such time as Purchaser disposes of the Shares or the Company and/or its assignee(s) or HNC exercise(s) the General Repurchase Option or the Right of First Refusal with respect to such Shares. Upon an exercise of the General Repurchase Option or the Right of First Refusal, Purchaser will have no further rights as a holder of the Shares so purchased upon such exercise, except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement and the Plan, and Purchaser will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company or HNC, as applicable, for transfer or cancellation.

               11. ESCROW. As security for Purchaser's faithful performance of this Agreement, Purchaser agrees, immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver such certificate(s), together with the Stock Powers executed by Purchaser and by Purchaser's spouse, if married (with the date and number of Shares left blank), to the Secretary of the Company or other designee of the Company ("ESCROW HOLDER"), who is hereby appointed to hold such certificate(s) and Stock Powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Purchaser and the Company agree that Escrow Holder will not be liable to any party to this Exercise Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Exercise Agreement. Escrow Holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement. The Shares will be released from escrow only upon termination of both the General Repurchase Option and the Right of First Refusal provided that Shares shall be released from escrow to HNC (or its successors or assigns) upon exercise of the General Repurchase Option.

               12. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

                    12.1 LEGENDS. Purchaser understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or federal securities laws, the Company's Articles of Incorporation or Bylaws, any other agreement between Purchaser and the Company or any agreement between Purchaser and any third party (including without limitations HNC):

             THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

             THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, A REPURCHASE OPTION HELD BY HNC SOFTWARE INC. ("HNC") AND A RIGHT OF FIRST REFUSAL OPTION HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A STOCK OPTION EXERCISE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS, REPURCHASE OPTION AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

             The California Commissioner of Corporations may require that the following legend also be placed upon the share certificate(s) evidencing ownership of the Shares:

             IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                    12.2 STOP-TRANSFER INSTRUCTIONS. Purchaser agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

                    12.3 REFUSAL TO TRANSFER. The Company will not be required
(i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

               13. TAX CONSEQUENCES. PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER'S PURCHASE OR DISPOSITION OF THE SHARES. PURCHASER REPRESENTS THAT PURCHASER HAS CONSULTED WITH ANY TAX ADVISER PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. IN PARTICULAR, IF THE SHARES ARE SUBJECT TO REPURCHASE BY THE COMPANY, PURCHASER REPRESENTS THAT PURCHASER HAS CONSULTED WITH PURCHASER'S TAX ADVISER CONCERNING THE ADVISABILITY OF FILING AN 83(b) ELECTION WITH THE INTERNAL REVENUE SERVICE.

Set forth below is a brief summary as of the date of this Exercise Agreement of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PURCHASER SHOULD CONSULT A TAX ADVISER BEFORE EXECUTING THIS OPTION OR DISPOSING OF THE SHARES.

                    13.1 EXERCISE OF INCENTIVE STOCK OPTION. If the Option qualifies as an incentive stock option, there will be no regular federal income tax liability or California income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal income tax purposes and may subject Purchaser to the alternative minimum tax in the year of exercise.

                    13.2 EXERCISE OF NONQUALIFIED STOCK OPTION. If the Option does not qualify as an incentive stock option, there may be a regular federal income tax liability and a California income tax liability upon the exercise of the Option. Purchaser will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Purchaser's compensation or collect from Purchaser and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                    13.3 DISPOSITION OF SHARES. If the Shares are held for more than twelve (12) months after the date of acquisition of the Shares pursuant to the exercise of the Option and, in the case of an ISO, are disposed of more than two years after the Date of Grant, any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes. If Shares purchased under an ISO are disposed of within the applicable one year or two year period, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. The Company may be required to withhold from Purchaser's compensation or collect from Purchaser and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

             14. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's Common Stock may be listed or quoted at the time of such issuance or transfer.

             15. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement, including its rights to repurchase Shares under the Right of First Refusal. Such rights may be assigned, without limitation, to HNC. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company and (to the extent applicable), HNC. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Purchaser and Purchaser's heirs, executors, administrators, successors and assigns. HNC's rights under the General Repurchase Option may be assigned to any corporation with whom HNC is merged or consolidated with or into in any consolidation, merger or similar business combination or to whom HNC sells or transfers all or substantially all its assets.

             16. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

              17. AMENDMENT; WAIVER. This Agreement may be amended and modified only by a writing executed by the Company and Purchaser; provided, however, that no provision of this Agreement affecting (or potentially affecting) the General Repurchase Option or any other rights (or potential rights) of HNC hereunder in any manner may be amended or modified in any respect without the prior written consent of HNC, which may be withheld in HNC's sole discretion. No rights of the Company, Purchaser or HNC may be waived except by a writing executed by the party against whom such waiver is asserted.

              18. HNC THIRD PARTY BENEFICIARY STATUS. The parties acknowledge and agree that the provisions of this Agreement are being made for the benefit of HNC and that HNC is an intended third party beneficiary of this Agreement, entitled to enforce all the terms and conditions of this Agreement (including but not limited to the provisions of Section 8, Section 9, Section 17, this
Section 18 and any other provisions related thereto) against the Company and Purchaser and their respective successors and assigns, to the same extent that HNC could if HNC were a party and signatory to this Agreement.

             19. NOTICES. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Purchaser shall be in writing and addressed to Purchaser at the address indicated above or to such other address as Purchaser may designate in writing from time to time to the Company. All notices shall be deemed effectively given upon personal delivery, three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), one (1) business day after its deposit with any return receipt express courier (prepaid), or one (1) business day after transmission by rapifax or telecopier.

             20. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

             21. HEADINGS. The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. All references herein to Sections will refer to Sections of this Agreement.

             22. ENTIRE AGREEMENT. The Plan, the Stock Option Agreement and this Exercise Agreement, together with all its Exhibits, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.



                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

             IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Purchaser has executed this Agreement in duplicate as of the Effective Date.

COMPANY                                PURCHASER

Aptex Software Inc.
By:
   -------------------------------     -----------------------------------------
                                       (Signature)

----------------------------------     -----------------------------------------
(Please print Name)                    (Please print name)

----------------------------------     -----------------------------------------
(Please print title)                   (Please print title)



                     [SIGNATURE PAGE TO APTEX SOFTWARE INC.
                        STOCK OPTION EXERCISE AGREEMENT]

                                LIST OF EXHIBITS

Exhibit 1:   Stock Power and Assignment Separate from Stock Certificate
Exhibit 2:   Spouse Consent
Exhibit 3:   Copy of Purchaser's Check or Other Evidence of Payment

                                    EXHIBIT 1
                           STOCK POWER AND ASSIGNMENT
                         SEPARATE FROM STOCK CERTIFICATE

                           STOCK POWER AND ASSIGNMENT
                         SEPARATE FROM STOCK CERTIFICATE

             FOR VALUE RECEIVED and pursuant to that certain Stock Option Exercise Agreement No. ___ dated as of _______________, ____ (the "Agreement"), the undersigned hereby sells, assigns and transfers unto _______________________________, _______ shares of the Common Stock of Aptex
Software Inc., a California corporation (the "Company"), standing in the undersigned's name on the books of the Company represented by Certificate No(s). ______ delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned's attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO AND THE COMPANY'S 1996 EQUITY INCENTIVE PLAN.
Dated:  _______________, ______

                                       PURCHASER

                                       -----------------------------------------
                                       (Signature)

                                       -----------------------------------------
                                       (Please Print Name)

                                       -----------------------------------------
                                       (Spouse's Signature, if married)

                                       -----------------------------------------
                                       (Please Print Spouse's Name)


INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this Stock Power and Assignment is to enable the Company and/or its assignee(s) to acquire the shares upon exercise of its "Right of First Refusal" set forth in the Agreement or to enable HNC Software Inc. to acquire the shares upon exercise of its "General Repurchase Option" set forth in the Agreement, without requiring additional signatures on the part of the Purchaser or Purchaser's Spouse.

                                   EXHIBIT 2
                                 SPOUSE CONSENT

                                 SPOUSE CONSENT

               I, the undersigned, ________________, am the spouse of ___________________ ("PURCHASER"). I have read, understood, and hereby approve the Stock Option Exercise Agreement between Purchaser and the Company (the "AGREEMENT").

               In consideration of the Company granting my spouse, the Purchaser, the right to purchase the Shares under the Agreement, I hereby agree with the Company and its successors and assigns, and with HNC Software Inc., and its successors and assigns, to be irrevocably bound by all the terms and conditions of the Agreement (including, but not limited to the General Repurchase Option, the Right of First Refusal and the market standoff agreements contained therein) and further agree that any community property interest or other interest I may have in or to the Shares will be irrevocably bound by the Agreement.

               I hereby appoint Purchaser as my attorney-in-fact, to act in my name, place and stead with respect to any amendment of the Agreement or any actions in connection therewith.


Date:
     -----------------------------     -----------------------------------------
                                       Signature of Purchaser's Spouse

                                       Address:
                                               ---------------------------------

                                               ---------------------------------

                                    EXHIBIT 3
             COPY OF PURCHASER'S CHECK OR OTHER EVIDENCE OF PAYMENT